Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 2 to the registration statement (Form S-4 No 333-211849) and related Prospectus of Cousins Properties Incorporated for the registration of shares of its common stock and to our report dated June 30, 2016 included in the registration statement, with respect to the combined financial statements and schedule of Parkway Houston for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Indianapolis, Indiana

July 22, 2016